EXCLUSIVE INTERNATIONAL DISTRIBUTORSHIP AGREEMENT

This exclusive international distributorship agreement (this "Agreement"), is entered into as of September 1, 2012, by and between LifeTech Industries, Inc., a Nevada corporation, and its assignees ("Distributor"), and LifeTech Japan Corporation, a corporation validly existing under the laws of Japan ("Manufacturer").

BACKGROUND

A. WHEREAS, Distributor is in the business of, among other things, distributing consumer and commercial products worldwide;

B. WHEREAS, Manufacturer is in the business of, among other things, designing, manufacturing and distributing atmospheric water generators ("AWG");

C. WHEREAS, Distributor and Manufacturer entered into that certain Joint Venture Agreement dated as of September 1, 2012, under which Distributor and Manufacturer agreed that, among other things, Distributor shall have the exclusive right to distribute all of Manufacturer's AWG products and technology worldwide (subject to certain restrictions set forth herein); and

D. WHEREAS, Distributor and Manufacturer wish to enter into this binding Agreement to set forth in detail the terms and conditions of such distribution by Distributor.

AGREEMENT

1. **APPOINTMENT.** Manufacturer hereby appoints Distributor as Manufacturer's sole and exclusive Distributor and grants Distributor the exclusive right to:

(a) market, promote, advertise, sell and distribute all of Manufacturer's current and future AWG products and technology (the "Products") in all channels of trade and markets (the "Markets"), worldwide, excluding Japan (the "Territory"), on the terms and conditions set forth in this Agreement;

(b) assign, sublicense, or otherwise subcontract Distributor's distribution and marketing rights in the Manufacturer's products to third parties worldwide, excluding Japan.

2. **DISTRIBUTOR'S DUTIES.** Distributor agrees to use its best commercial efforts in marketing the Products in the Territory. In order to develop the full sales potential of the Territory, Distributor agrees that it will perform at Distributor's expense and in Distributor's sole discretion the following duties:

2.1. **Promotion and Marketing.** Distributor will engage in sales promotion activities in the Territory as Distributor determines in its sole discretion, such as distribution of printed matter supplied by Manufacturer to current and potential customers. The Products will at all times be designated by their correct Manufacturer names and identified as the Products of Manufacturer.

2.2. **Coordination.** Distributor and Manufacturer will undertake one or more of the following, with Distributor's to undertake each of the following in its sole discretion:

(a) follow up leads and referrals supplied by the other party (if any) and keep the other party informed of the results;

(b) arrange for calls to be made by its salespersons in company with Manufacturer personnel on customers and potential customers when the calls are deemed necessary and appropriate by Distributor;

(c) furnish the other party with copies of documentation relating to sales of the Products as the other party may reasonably request from time to time;

(d) furnish the other party with copies of all printed matter used not generated by the other party in which the Products are mentioned; and

(e) convey to the other party any information that may reasonably be of value to the other party concerning market conditions, competition, pricing, customers, and prospects, and upon request by the other party once each year, forecast sales of each of the Products and sales and marketing expenses for the coming year.

2.3. **General Conduct.** Distributor will at all times conduct its business in a manner as will reflect favorably on Manufacturer and the Products and will not engage in any deceptive, misleading, illegal, or unethical business practice. Distributor will not offer or sell the Products outside Distributor's Territory and Market and will refer all inquiries regarding potential customers outside Distributor's Territory and Market to Manufacturer. Manufacturer covenants and agrees that it shall not sell or otherwise distribute in any way (nor authorize any third party to so sell or otherwise distribute in any way) any of the Products to any third party in Japan who sells or otherwise distributes, or may sell or otherwise distribute, directly or via any third party, any of the Products outside of Japan. Further, Manufacturer covenants and agrees that neither Manufacturer nor any entity controlled in whole or in part by Manufacturer shall conduct any business operation designed or tending to compete directly or indirectly with Distributor's rights set forth herein.

2.4. **Record Keeping.** Distributor will establish and maintain records of its sales in sufficient detail to permit identification and destination of each of the Products sold by Distributor. These records will be retained by Distributor until Manufacturer either (a) accepts custody of the records, or (b) receives written notice from Distributor of their destruction or other disposal. Manufacturer will establish and maintain records of its sales

in sufficient detail to permit identification and destination of each of the Products sold by or on behalf of Manufacturer. These records will be retained by Manufacturer until Distributor either (a) accepts custody of the records, or (b) receives written notice from Distributor that their destruction or other disposal has been approved.

2.5. **Inspection.** Distributor has the right on reasonable prior written notice and during normal business hours to visit Manufacturer's places of business.

2.6. **Accounting; Audit.** Each party shall provide the other with detailed accountings with respect to all revenue, costs, expenses, discounts and deductions, as well as copies of all invoices and related documentation, relating to the Products on at least a calendar quarterly basis during the Term. Distributor shall have the right, directly or by means of its appointed third parties, to review, inspect and audit Manufacturer's books and records relating to the Products upon reasonable, prior written notice, during normal business hours. In the event of a discrepancy of five percent (5%) or greater in Distributor's favor, Manufacturer agrees to pay Distributor's actual and verifiable audit fees and costs, including reasonable attorneys fees and costs.

3. PURCHASE OF PRODUCTS.
3.1. **Purchase Orders.** Purchases of the Products under this Agreement will be made by delivery to Manufacturer of Distributor's written purchase orders specifying in reasonable detail the types, quantities, and delivery dates of the Products ordered. All such orders shall be accepted and fulfilled by Manufacturer unless both Distributor and Manufacturer agree to cancel a given order, on an order-by-order basis.

3.2. **Prices.** The prices for each and all of the Products ordered from Manufacturer by Distributor hereunder shall be equal to twelve percent (15%) above Manufacturer's wholesales cost for all such Products. Manufacturer's costs for its current Products are set forth in Exhibit A, attached hereto, and are subject to change as both Distributor and Manufacturer agree in writing.

4. TERM; TERMINATION. The term of this Agreement and any termination of this Agreement shall be in accordance with paragraph 3 of that certain joint venture agreement between the parties dated as of September 1, 2012 (the "Joint Venture Agreement").

5. SALES MATERIALS, TRADEMARKS, AND MARKINGS.
5.1. **Sales Materials.** Manufacturer will furnish samples and supplies of its standard promotional and technical literature for the products in reasonable quantities at Manufacturer's cost or at prices as may subsequently be agreed upon between the parties in writing.

5.2. **Trademarks and Names.** Distributor is granted permission to use during the term of this Agreement the trademarks and trade names used by Manufacturer in connection with the Products. Unless provided to the contrary herein or in any other agreement between the parties, this permission is expressly limited to uses necessary to sale of the Products

and to performance of Distributor's obligations under this Agreement, and Distributor admits and recognizes Manufacturer's exclusive ownership of the marks and names and the renown of Manufacturer's marks and names throughout the world and specifically in the Territory.

5.3. **Distribution; Alteration.** Notwithstanding anything herein to the contrary, Distributor shall have the right to brand, rebrand, package, repackage and otherwise design and redesign the Product's marketing, advertising and promotional materials, provided however that Distributor shall not brand, rebrand, package, repackage and otherwise design and redesign any such marketing, advertising and promotional materials in any way that would reasonably be considered to demean or diminish Manufacturer's established reputation or goodwill.

6. TERMS AND CONDITIONS.

6.1. **Shipment.** Delivery will be F.O.B. Manufacturer's facility, freight paid by Distributor. All shipments under this Agreement will be coordinated by Distributor, utilizing Distributor's preferred shipping methods. Unless otherwise instructed in writing by Distributor, Distributor will select the carrier. Title and risk of loss to the Products purchased under this Agreement passes to Distributor upon acceptance of the Products at Manufacturer's facility. Distributor reserves the right to arrange for direct delivery of the Products from Manufacturer's facility to Distributor's end customer, as Distributor notifies Manufacturer, on an order-by-order basis.

6.2. **Acceptance; Manufacturer's Facility.** Distributor or Distributor's end customer or other appointed third parties (as Distributor determines in its sole discretion, on an order-by-order basis) must inspect all Products promptly upon receipt at the shipping destination and may reject any goods that fail in any respect to meet Distributor's and Manufacturer's mutually agreed upon acceptance specifications. Products not rejected by written notice to Manufacturer within thirty (30) days of Distributor's receipt are deemed to have been accepted. Rejected Products must be returned freight prepaid to Manufacturer within thirty (30) days of the date on which Manufacturer supplies Distributor with the related Return Merchandise Authorization ("RMA"), which shall not be unreasonably withheld or delayed. As promptly as possible but not later than thirty (30) days after receipt by Manufacturer of the rejected goods, Manufacturer may, at its option and expense, either repair or replace the rejected goods to meet Distributor's and Manufacturer's mutually agreed upon acceptance specifications. Manufacturer will prepay transportation charges back to Distributor and will reimburse Distributor for any costs of transportation incurred by Distributor in connection with the return to Manufacturer of rejected goods. Notwithstanding the foregoing, Distributor reserves the right to inspect and approve all Products, either directly or by means of Distributor's appointed third parties, at Manufacturer's facilities, on an order-by-order basis.

6.3. **Payment.** Terms of payment shall be thirty (30) days after date of invoice.

6.4. **Taxes.** Distributor will bear all applicable federal, state, municipal, and other government taxes (such as sales, use, value added, or any similar taxes); all customs

duties, imposts, and similar charges; and all personal property taxes assessable on the Products after delivery to the carrier at Manufacturer's plant.

6.5. **Warranty.** Manufacturer warrants to Distributor that the Products delivered by Manufacturer to Distributor pursuant to this Agreement are of first class quality of the highest industry standards and are free from defects in materials and workmanship. Manufacturer's obligation under this warranty is limited to replacing or repairing, at its option, at its factory, any of the Products (except expendable parts thereof) that are returned to Manufacturer and that are found by Manufacturer to be defective in proper usage. Distributor will prepay transportation charges to Manufacturer's factory. If returned parts are repaired or replaced under terms of this warranty, Manufacturer will prepay transportation charges in both directions.

6.6. **Limitation of Liability.** Notwithstanding any provision in this Agreement to the contrary, in no event will Distributor or Manufacturer be liable for indirect, incidental, or consequential damages and in no event may the liability of Distributor or Manufacturer arising in connection with any of the Products (whether this liability arises from a claim based on contract, warranty, tort, or otherwise) exceed the actual amount paid by Distributor to Manufacturer for the Products.

7. MISCELLANEOUS.

7.1. **Representations and Warranties.** Each party hereby represents and warrants to the other that (a) it has the right and power to enter into this Agreement and to perform its obligations hereunder, (b) no consent or approval of any person or entity is required for the representing party to enter into and perform this Agreement, and (c) this Agreement does not violate or conflict in any material respect with any agreement to which the representing party is a party or any law or regulation to which it is subject.

7.2. **Indemnification.** Each party shall indemnify, defend and hold harmless the other and its subsidiaries, affiliated companies, and its licensees, successors and assigns and each of their respective officers, directors, shareholders and agents, from and against any and all claims, damages, losses, liabilities, obligations, judgments, and/or costs and expenses (including without limitation reasonable outside attorneys' fees and costs) sustained, suffered, paid or incurred by any or all of the above-mentioned parties as a result of, arising from or related to any breach by the breaching party of its warranties, undertakings or obligations under this Agreement.

7.3. **Assignment.** The rights and duties of Distributor and Manufacturer under this Agreement may not be assigned or delegated in whole or in part by operation of law or otherwise without the prior express written consent of Manufacturer. Notwithstanding the foregoing, Distributor shall have the right to assign or delegate in whole or in part this Agreement to any affiliated third party or any third party that acquires all or substantially all of the assets of Distributor.

7.4. **Notices.** Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be sent to the attention of the principal at the address stated below by overnight courier or personal delivery. Such notices shall

be deemed to be given: (a) if sent by overnight courier, three (3) days after dispatch; and (b) if personally delivered, on the day of delivery.

If to Distributor:

LifeTech Industries, Inc.
228 Hamilton Avenue, 3rd Floor
Palo Alto, CA 94301
Attn: Mr. Benjamin Chung

If to Manufacturer:

LifeTech Japan Corporation
4-13-9 Kohagura Naha-City
Okinawa, Japan
900-0024
Attn: Ms. Mika Kudeken

7.5. **Language; Governing Law; Jurisdiction; Attorneys Fees.** The official language of this Agreement is English and in any controversies or disputes between the parties the English text shall control. The validity, interpretation and legal effect of this Agreement shall be governed by the laws of the State of California (but not as to its conflict of law rules), and the state and US federal courts located in Los Angeles County, California shall have exclusive jurisdiction over any and all disputes hereunder. The Parties hereto irrevocably submit to the jurisdiction of such courts and agree to accept service of process by mail at the address set forth above. Notwithstanding the foregoing, LifeTech Industries shall reserve the right to select, in its sole discretion and upon written notice to LifeTech Japan, that the validity, interpretation and legal effect of this Agreement shall be governed by the laws of Japan (but not as to its conflict of law rules), and that the courts located in Tokyo, Japan shall have exclusive jurisdiction over any and all disputes hereunder. The prevailing party is any such dispute shall be entitled to recover its related costs and expenses (including reasonable outside attorneys' fees and costs) incurred by the prevailing party in any action or claim against the breaching party.

7.6. **No Waiver.** It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

7.7. **Entire Agreement.** This Agreement shall supersede and replace all prior or contemporaneous communications (written or oral) between the parties and their representatives relating to the subject matter hereof and may only be modified or amended by a writing signed by the both parties hereto. In the event of a conflict

between this Agreement and the Joint Venture Agreement with respect to the sales or distribution of the Products, this Agreement shall control.

7.8. **Counterparts.** This Agreement may be executed in one or more counterparts and may be executed and delivered by facsimile or electronic transmission.

7.9. **Further Assurances.** Each party will execute and deliver any additional agreements, documents and instruments and perform any additional acts that may be necessary or appropriate as Distributor determines to effectuate and perform the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"DISTRIBUTOR"
LIFETECH INDUSTRIES, INC.

By: /s/ Ben Chung

Name: Benjamin Chung

Its: Chief Executive Officer

"MANUFACTURER"
LIFETECH JAPAN CORPORATION

By: /s/ Mika Kudeken

Name: Mika Kudeken

Its: Director